UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

U.S. Home Systems, Inc. (the “Company”) and The Home Depot® have agreed to add new markets in New York, Connecticut, Florida, North Carolina, Kentucky, Indiana, and Missouri in which the Company will offer its kitchen and bathroom refacing products and installation services to The Home Depot customers. The Company currently offers its kitchen and bathroom products in approximately 535 The Home Depot stores primarily located in the Western and Midwest United States.

This expansion will increase by approximately 350 the number of stores in which the Company’s kitchen refacing products are available to The Home Depot customers. The Company will begin offering its products and services in certain of the New York and Florida markets in the first quarter of 2006 and will continue to rollout the remaining markets through the third quarter of 2006. Once the rollout is completed, the Company’s kitchen refacing products and services will be available in approximately 900 The Home Depot stores, with 615 of those stores also carrying the Company’s bathroom refacing products. The Company plans to open 11 regional sales and installation service centers to support the additional markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 10th day of February, 2006 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer